EXHIBIT 10.1








                             PACIFIC CAPITAL BANCORP
                             -----------------------





                            MANAGEMENT RETENTION PLAN
                          (Effective February 13, 2008)

                             PACIFIC CAPITAL BANCORP
                             -----------------------


                            MANAGEMENT RETENTION PLAN
                          (Effective February 13, 2008)


                                TABLE OF CONTENTS

  1.     Introduction........................................................1

  2.     Purpose.............................................................1

  3.     Eligibility to Participate..........................................2

  4.     When Participation Ends.............................................2

  5.     Severance Benefits..................................................2-3

                Eligibility to Receive Benefits..............................2
                Involuntarily Terminated.....................................2-3
                Other Pay/Benefits...........................................3
                Retiree Health Plan Benefits.................................3
                Exclusion of Benefits........................................3
                Limitation on Benefits.......................................3

  6.     Exclusions for Severance Payment....................................3-4

  7.     Severance Payment...................................................4

  8.     Rules for Determining Average Annual Compensation...................4

                Average Annual Compensation..................................4
                Cash Bonus...................................................4
                Cash Commissions.............................................4
                No Fringe Benefits...........................................4
                No Stock Options.............................................4

  9.     Time and Form of Severance Payment..................................4

10.      Withholding.........................................................5

11.      Excise Tax and Non-Deductibility Limitations........................5

12.      Retiree Health Plan.................................................5

13.      Employment Status...................................................5

                Transfer of Employment.......................................5

14.      Successors..........................................................6

                Company's Successors.........................................6
                Failure to Obtain Assumption.................................6
                Successor Fund...............................................6

Definitions.................................................................7-10

                Administration of the Plan ERISA Required Information
                Cause
                Change of Control
                Change of Control Date
                Code
                Determination
                Disability
                Exchange Act
                Good Reason
                Governing Law
                Incumbent Directors
                Plan Year
                Severance Window Period
                Severance Agreement and General Release

                             PACIFIC CAPITAL BANCORP
                             -----------------------

                            MANAGEMENT RETENTION PLAN
                          (Effective February 13, 2008)

1.       Introduction
         ------------

On November 24, 1998, Pacific Capital Bancorp, a California corporation (hereinafter referred to as Pacific Capital), established a management retention plan entitled "Pacific Capital Bancorp Management Retention Plan" (hereinafter referred to as the "Plan") for the benefit of certain eligible executives of Pacific Capital and its subsidiaries (hereinafter referred to as "Pacific Capital"). The Compensation Committee of the Board of Directors of Pacific Capital (the "Committee") approved this new plan to replace the 1998 Plan on February 13, 2008.

The Plan shall remain in effect until terminated by the Board of Directors by resolution adopted by three-fourths of the Incumbent Directors.

This document ("Plan Document") is intended to give participants an easily understood explanation of the Plan. This Plan Document, in conjunction with any future amendments, constitutes the official Plan Document for the Plan. You may request an additional copy of this Plan Document by sending a written request to the address below. Please note that capitalized terms have specialized meanings which are defined in either the section where it is first used or at the end of the Plan Document.

Neither the receipt of the Plan Document nor the use of the term "you" indicates that you are eligible for a retention benefit under the Plan. Only those executives who are selected for participation and satisfy the requirements for a Severance Payment contained in the Plan are eligible for a benefit.

If you have questions regarding the Plan, you may contact the Corporate Secretary at:

                             Pacific Capital Bancorp
                               1021 Anacapa Street
                             Santa Barbara, CA 93106
                             Telephone: 805-564-6298
2.       Purpose.
         --------

The purpose of this Plan is to:

     o enhance the ability of Pacific Capital to retain existing executive management and, if needed, attract new executives;

     o provide reasonable severance benefits for eligible executives in the event of termination of employment following a Change of Control of Pacific Capital, and;

     o    enhance executive morale.

3.       Eligibility to Participate
         --------------------------

You become eligible to participate in the Plan if Pacific Capital employs you within a position or salary grade (or similar category) selected by the Compensation Committee of the Board of Directors ("Committee") to participate in the Plan. If you are among the executive employees whose rank, position or salary grade (or similar category) is selected for participation, you will be notified in writing. Employment in an executive capacity does not entitle you to selection for participation in the Plan. The Committee shall not select any category of employees for participation unless it determines that each person in that category is a member of a select group of management or highly-compensated employees as defined by the Employee Retirement Income Securities Act ("ERISA"). The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Committee's selection of a category of executive employees for participation shall be made solely in its discretion and shall be conclusive and binding.

If you are covered under the terms of an employment agreement, change in control agreement, or other similar agreement entered into between you and Pacific Capital, or another subsidiary or entity subsequently acquired, you are not eligible to participate in this Plan until the terms of such other agreement expire.

If you are selected for participation, you will receive a written Notice of Participation from the Corporate Secretary to be executed and returned by you.

4.       When Participation Ends
         -----------------------

You will cease to be a participant in the Plan as of the first to occur of the following events:

     o the date you receive all of the Severance Payments due under the Plan in the event you are eligible for severance;

     o the date the Committee notifies you that as a result of a change in your employment status, you are no longer included in a category selected to be a participant in the Plan;

     o the date your employment ends for any reason, which does not result in your eligibility for severance;

     o    the Board of Directors terminates the Plan;


5.       Severance Benefits
         ------------------

Eligibility to Receive Benefits: You are eligible to receive benefits following a Change of Control only if:

     o    you are a participant  in the Plan at the time of your  termination of
          employment;   and  you  have  signed  and   returned   the  Notice  of
          Participation form;

     o you have signed the Severance Agreement and General Release and delivered it to Pacific Capital;

     o your employment is Involuntarily Terminated by Pacific Capital. Involuntarily Terminated shall have the following meaning:

          o your employment is terminated by Pacific Capital other than for Cause within the Severance Window,

          o your employment is terminated by Pacific Capital as a result of your death or your Disability within the Severance Window, or

          o    you  terminate  your   employment  for  Good  Reason  within  the
               Severance Window Period,

     Other Pay/Benefits. If (1) your employment is terminated at any time during the Severance Window Period and you are entitled to receive a Severance Payment, (2) you participate in any Retiree Health Plan, and/or (3) you timely exercise your rights under Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA") to continue to participate in Pacific Capital's Health/Dental/Vision ("H/D/V") plans after your termination of employment, Pacific Capital will continue to pay all premiums and costs associated with your participation (and your spouse and dependents) in Company H/D/V plans according to your elections and the terms/conditions of those plans for the period beginning as of the date of your termination of employment. Payments end the earlier of:

     o the date you and your spouse and dependents become covered under another employer's health and/or dental insurance plans, or

     o the last day of the period you and/or your spouse and dependents are eligible to participate in Pacific Capital's H/D/V plans as provided under COBRA.

   Exclusion of Benefits

   In the event your employment is terminated for any reason, either prior to the occurrence of a Change of Control Date or after the expiration of the Severance Window Period following a Change of Control Date, you are not entitled to receive any benefits under this Plan. Other than this Plan, you may be entitled to receive Severance Benefits that may apply under existing benefit plans and policies of Pacific Capital.

   Limitation on Benefits

   By executing and returning to Pacific Capital a Notice of Participation, you acknowledge that payment of benefits to you under this Plan, if any, is the only compensation that you are entitled to as a result of Involuntary Termination following a Change of Control. You have no right to bring or maintain any suit, action, or other proceeding seeking compensation or damages based on any alleged wrongful termination of your employment with Pacific Capital. Employee waives and releases any rights that he/she may have under California Civil Code Section 1542 to the full extent that all such rights may lawfully be waived.

6.       Exclusions for Severance Payment
         --------------------------------

You are not eligible for Severance Benefits, if any of the following conditions apply:

     o You fail to report to work or resign from employment prior to the effective date of your termination of employment set forth in the notice of termination;

     o    You announce in writing your  intention  to  terminate  employment  or
          retire  prior  to  the  date  Pacific  Capital   announces  that  your
          employment will terminate;

     o    Your termination of employment is due to Cause;

     o You voluntarily resign or terminate your employment other than for Good Reason,

     o Your employment ends in connection with the sale of assets or a change in ownership of any part of Pacific Capital's operations and you are offered a comparable position with comparable pay with the acquirer.


7.       Severance Payment
         -----------------

The Severance Payment is equal to an amount multiplied by your Severance Payment Percentage based on your position at the time of your termination of employment times your Average Annual Compensation.

Position                                            Severance Payment Percentage
------------------------                            ----------------------------
Executive Vice President                                        200%
Senior Vice President                                           100%
*Any Other Employees Selected by The Compensation
 Committee for Participation                                    100%

8.       Rules for Determining Average Annual Compensation
         -------------------------------------------------

Average Annual Compensation. The average of your annual base salary, cash bonuses, and commissions paid for the last three full Plan Years (or your actual full Plan Years of employment if employed for less than three years).

Cash Bonus. A cash bonus, if any, is determined after the close of a Plan Year and normally is paid during the first quarter of the following Plan Year.

Cash Commissions. Any cash commission is determined and paid after the close of a Plan Year, and the amount, if any, is paid during the following Plan Year.

No Fringe Benefits. Your Average Annual Compensation for any Plan Year does not include any fringe benefits provided by Pacific Capital, including Pacific
Capital's I & I Plan or Employee Stock Ownership Plan, any matching contributions to any 401(k) plan, any contributions or accruals to the Retiree Health Plans, and any premiums on life, disability, or medical insurance.

No Stock Options. Your Average Annual Compensation for any Plan Year does not include any income or gain realized on any stock options or other securities or rights granted to you by Pacific Capital under any stock option plan or other incentive plan in effect at any time.


9.       Time and Form of Severance Payment
         ----------------------------------

Any Severance Payment that you are entitled to receive under this Plan will be paid by Pacific Capital in a lump sum by the later of (1) if no Dispute is made with respect to the Determination, (as those terms are used in the Plan), 15 business days after the date of the delivery of the Determination, and (2) if a Dispute is made with respect to the Determination, 15 business days after the date of the Dispute resolution but in no event later than the 15th day of the third month following the end of the year of the Plan Year in which the payment becomes due.

Notwithstanding the foregoing, if any payment to be made under the Plan is considered nonqualified deferred compensation subject to Section 409A of the Code and otherwise would be made within six months following a Participant's termination of employment to such Participant who is a "specified employee" as defined for purposes of Code Section 409A, then such payment shall be delayed and paid no earlier than the first day of the seventh calendar month following such termination of employment.

10.      Withholding
         -----------

All amounts paid by Pacific Capital to you under this Plan are subject to all applicable federal, state, and local payroll and withholding taxes, including any withholding obligations under Code Sections 4999 or 409A.

11.      Excise Tax and Non-Deductibility Limitations
         --------------------------------------------

If a determination is made that payments and benefits payable to any participant under this Plan, when aggregated with any other payments or benefits received or to be received under any other plan by reason of the occurrence of the Change of Control would be subject to the Excise Tax imposed by Section 4999 of the Code, the Severance Payments shall be reduced to an amount that will not require an Excise Tax under Section 4999 of the Code. The Accountants shall make the Determination as to whether the Severance Payments are subject to an Excise Tax and shall be reduced. No gross-up payments for excise taxes shall be paid to a participant.

12.      Retiree Health Plan
         -------------------

Your rights and benefits under this Plan are in addition to any rights under any Retiree Health Plan. Nothing in this Plan shall limit your rights under any Retiree Health Plan and nothing in any Retiree Health Plan shall limit your rights under this Plan.

13.      Employment Status
         -----------------

This Plan does not constitute a contract of employment or impose on Pacific Capital any obligation to:

     o    retain you as an employee,

     o    change status of your employment, or

     o    change Pacific Capital's policies regarding termination of employment.

This Plan does not constitute a contract of employment or impose on you any obligation to continue your employment with Pacific Capital for any particular period of time.

Subject to the provisions of any written employment agreement between you and Pacific Capital, your employment is and continues to be at-will, as defined under applicable law. If your employment with Pacific Capital terminates for any reason at any time other than during the Severance Window Period, including any termination prior to a Change of Control Date, you are not entitled to any payments, benefits, damages, awards, or other compensation under this Plan. You will only be entitled to payments, benefits, damages, awards, and other compensation that are available under Pacific Capital's established employee plans and practices at the time of termination.

Transfer of Employment. Notwithstanding anything in this Plan to the contrary, the reassignment of your employment from Pacific Capital to any subsidiary, shall not, by itself, be considered a Termination of Employment.

14.      Successors
         ----------

Company's Successors. Pacific Capital requires any successor to Pacific Capital (whether by purchase, lease, merger, consolidation, liquidation, or otherwise) or to all (or substantially all) of Pacific Capital's business and/or assets, to assume this Plan and expressly agree to perform all of the obligations of Pacific Capital under this Plan. For all purposes under this Plan, references to Pacific Capital include any successor to Pacific Capital and its business and/or assets, as appropriate. Any corporation, partnership, limited liability company, or other person or entity which is the successor of Pacific Capital (whether by purchase, lease, merger, consolidation, liquidation or otherwise) or successor to all (or substantially all) of the business and/or assets of Pacific Capital (including the stock of any subsidiary of Pacific Capital) is considered to have assumed all of Pacific Capital's obligations under this Plan. This assumption applies regardless of whether or not any successor specifically acknowledges in writing that it is assuming all obligations under this Plan.

Failure to Obtain Assumption. The failure of Pacific Capital to obtain the assumption of this Plan by its successor prior to the effectiveness of any succession will be considered to be the Involuntary Termination of the participants in this Plan. The Involuntary Termination of each effected participant is effective as of the day before the succession effective date. Effected participants are entitled to receive the same Severance Payment and other benefits under this Plan that they would have been entitled to receive had their employment been terminated in an Involuntary Termination after the succession effective date and after the occurrence of a Change of Control.

Successor Fund. If a transaction occurs in which any person or entity is considered a successor to Pacific Capital and the successor does not specifically assume all of Pacific Capital's obligations under this Plan, Pacific Capital:

     o will retain a sufficient amount to pay, based on the compensation levels of the participants who are Pacific Capital employees as of the date immediately preceding the close of the transaction, all of the Severance Payments and other benefits that are then payable, and

     o within two years from the closing date may be payable to participants, and

     o promptly after the close of the transaction will use the assets and/or consideration to pay the Severance Payments and other benefits payable to the participants.

DEFINITIONS
-----------

Administration of the Plan

The sponsor and Administrator of this Plan is:
Pacific Capital Bancorp
1021 Anacapa Street
Santa Barbara, California  93101
Attn:  Ms. Noma Bruton - Chief People Officer
Phone: (805) 899-8497

The Designated Agent for service of process:
General Counsel
Pacific Capital Bancorp
1021 Anacapa Street
Santa Barbara, California 9311

Pacific  Capital  may  change  the name and  position  of the  Administrator  or
--------------------------------------------------------------------------------
Designated Agent at any time.
-----------------------------

Cause
-----

Cause for termination of the participant's employment by Pacific Capital is defined as:

     o the continued failure by the participant to substantially perform the participant's duties (unless such failure is due to participant's Disability) after written documentation specifying the participant's performance failures is delivered to the participant and a period of at least 14 business days is given to the participant to cure such failures;

     o any act of dishonesty, breach of confidentiality or ethics violation, or fraud by the participant;

     o the participant's conviction of a felony, or commission of a criminal or other act that will probably cause substantial economic damage to Pacific Capital or substantial injury to its business reputation; or

     o    the order of a regulatory agency.

Change of Control
-----------------

Change of Control is defined as the occurrence of any of the following events:

     o a "Change in the Ownership" of the corporation - defined under the regulations as the acquisition by one person (or more than one person acting as a group) of more than 50% (or such higher percentage designated in the plan) of the total fair market value or total voting power of a corporation;

     o a change in "effective control" of the corporation - defined under the regulations as either (a) the acquisition by one person (or more than one person acting as a group) of stock possessing more than 30% (or such higher percentage designated in the plan) of the total voting power of a corporation during the 12-month period ending on the date of the most recent acquisition, or (b) the replacement of a majority (or such higher portion designated in the plan) of the members of the corporation's board during any 12-month period by directors whose appointment or election is not endorsed by a majority (or such higher portion) of the members of the board as constituted immediately prior to the date of such appointment or election;

     o a change in the ownership of a "substantial portion" of the assets of the corporation - defined under the regulations as the acquisition of the assets of a corporation with a total gross fair market value equal to or more than 40% (or such higher percentage designated in the plan) of the total gross fair market value of all assets of the corporation determined immediately prior to such acquisition.

Change of Control Date
----------------------

The Change of Control Date is the earliest of:

     o    the date on which the Change of Control occurs;

     o the date on which Pacific Capital executes an agreement which would result in the occurrence of a Change of Control

     o the date on which the Board of Directors of Pacific Capital approves a transaction which, if completed, would result in a Change of Control; or

     o the date Pacific Capital fails to satisfy its obligations to have this Plan assumed by any successor to Pacific Capital involved in the Change of Control.

Code
----

Code means the Internal Revenue Code of 1986, as amended.

Determination
-------------

Determination. An initial determination as to whether any payments would be subject to the Excise Tax shall be made at Pacific Capital's expense by an accounting firm selected by Pacific Capital (which firm may be Pacific Capital's regular outside auditors) (the "Accountants"). The Accountants shall provide their determination (the "Determination"), together with supporting calculations and documentation, to Pacific Capital and the participant within 30 days after the date of the participant's Termination of Employment. For purposes of making the calculations, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Pacific Capital and the participant shall furnish information and documents to the Accountants as they may reasonably request in order to make a Determination. Pacific Capital shall bear all costs that the Accountants may reasonably incur in connection with any calculations contemplated by this section. If the Accountants determine that no Excise Tax is payable by a participant, Pacific Capital shall cause the Accountants to provide the participant an opinion that the Accountants have substantial authority under the Code not to report an Excise Tax on the participant's federal income tax return.

Dispute. The Participant and Pacific Capital shall have the right to dispute the Determination (the "Dispute"). The participant and/or Pacific Capital shall initiate the Dispute, if at all, by delivering to the Administrator written notice of the Dispute within 10 days after the delivery of the Determination by the Accountants. If a written notice of Dispute is not delivered to the Administrator within such 10-day period, it shall be conclusively presumed that there is no Dispute and the Determination shall be binding, final, and conclusive upon the participant and Pacific Capital. If Pacific Capital initiates the Dispute, they shall promptly deliver to the participant a copy of the written notice delivered to the Administrator. Pacific Capital shall pay the reasonable attorney fees, costs, and expenses incurred in good faith by the participant in connection with the resolution of any Dispute, regardless of the outcome of the Dispute.

Disability
----------

Disability shall have the same meaning as that term is defined in Pacific Capital's Long-Term Disability Plan.

Exchange Act
------------

Exchange Act means the Securities Exchange Act of 1934, as amended.

Good Reason
-----------

Good Reason shall mean the occurrence of any of the following events, without the participant's express written consent:

     o    A material diminution in the Participant's base compensation.

     o A material diminution in the Participant's authority, duties, or responsibilities.

     o A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a service provider report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation).

     o A material diminution in the budget over which the Participant retains authority.

     o A material change in the geographic location at which the Participant must perform the services.

     o    Any other action or inaction that constitutes a material breach by the
          Company  of  the  agreement  under  which  the  Participant   provides
          services.

Notwithstanding the foregoing, no event or condition shall constitute Good Reason unless the Participant provides notice to the Company of the existence of the condition described in this Section within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Company must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay severance. Your continued employment shall not constitute your consent to, or a waiver of your rights with respect to, any act or failure to act constituting Good Reason hereunder.

Governing Law
-------------

This Plan Document shall be governed and interpreted in accordance with California law.

Incumbent Directors
-------------------

Incumbent Directors means directors of Pacific Capital who are elected (or nominated for election) to the Board by the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual who is elected or nominated in connection with an actual or threatened Proxy Contest relating to the election of directors shall not be considered an Incumbent Director.

Plan Year
---------

Plan Year means the period beginning January 1st and ending December 31st of each year.

Severance Window Period
-----------------------

The Severance Window Period is a period of 24 months immediately following the Change of Control Date.

Severance Agreement and General Release
---------------------------------------

Each Plan Participant shall agree to a General Release that is dependent upon the executive position of the Plan Participant and the corresponding Severance Payment as follows:

Executive Vice President:

A Severance Agreement and General Release which shall include, but not be limited to, (i) a clause providing for the general release of the Bank, its officers, directors, employees, agents, and insurers, (ii) a covenant precluding the Participant, for a period of twelve (12) months following the conclusion of his/her employment with the Bank, from soliciting or encouraging any person who is an employee of the Bank at the time the Participant's employment with the Bank concludes, or at any time within the preceding six (6) months was an employee of the Bank, to leave their employment with the Bank or to otherwise accept employment with another employer, and (iii) a covenant precluding the Participant, for a period of twelve (12) months following the conclusion of his/her employment with the Bank, from requesting, suggesting, soliciting, calling upon, or inducing any person who is then a client or customer of the Bank to modify or curtail his/her /its business or banking relationship with the Bank.

Senior Vice President:

A Severance Agreement and General Release which shall include, but not be limited to, (i) a clause providing for the general release of the Bank, its officers, directors, employees, agents, and insurers, (ii) a covenant precluding the Participant, for a period of twelve (12) months following the conclusion of his/her employment with the Bank, from soliciting or encouraging any person who is an employee of the Bank at the time the Participant's employment with the Bank concludes, or at any time within the preceding six (6) months was an employee of the Bank, to leave their employment with the Bank or to otherwise accept employment with another employer.